February 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                         RE:  Filing of Prospectus Supplement
                                              Pursuant to Rule 424;
                                              Registration # 333-38370

Gentlemen:

Pursuant to the provisions of Rule 424 (b) 2 of the Rules and Regulations under the Securities Act of 1933, as amended, we enclose for filing the following copy of the Prospectus Supplement dated February 21, 2001 through February 27, 2001, with respect to the above Registration Statement.

In accordance with Rule 424 (c), only the Prospectus Supplement is being filed because it will be attached to a form of Prospectus that previously has been filed. The Prospectus Supplement includes a cross reference on the cover thereof to the date of the related Prospectus.

                                         Very truly yours,

                                         F.N.B. CORPORATION

                                         /s/ John D. Waters

                                         John D. Waters
                                         Vice President and
                                         Chief Financial Officer

JDW/dg
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Enclosures

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 13, 2000)


                              F.N.B. CORPORATION

                                 $250,000,000
                          SUBORDINATED TERM NOTES DUE
       3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 36, 48, 60, 84 AND 120 MONTHS
                                      AND
                           SUBORDINATED DAILY NOTES

   The following interest rates are applicable to Subordinated Term Notes and
          Subordinated Daily Notes offered and sold during the period:
                  February 21, 2001 through February 27, 2001.

                                                 ANNUAL
                                             INTEREST RATE
                                             -------------
                 Subordinated Daily
                 Notes:                             5.00%

             **  Subordinated Special
                 Daily Notes:                       8.00%

                 Subordinated Term
                 Notes:
                   3 Month                          5.05%
                   6 Month                          5.10%
                   9 Month                          5.20%
                  12 Month                          5.30%
                  15 Month                            n/a
                  18 Month                          5.40%
                  21 Month                            n/a
                  24 Month                          5.50%
                  27 Month                            n/a
                  30 Month                          5.60%
                  36 Month                          5.75%
                  48 Month                          6.00%
                  60 Month                          6.25%
                  84 Month                          6.50%
                 120 Month                          6.75%

                 **  With $50,000.00 minimum purchase.



06-Feb-01
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